Exhibit Z

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that Mark J. Penn does hereby make, constitute and appoint each of Paul M. Tiger, Andrea M. Basham, Elizabeth K. Bieber, Brian Lewis, Tomas Rua and Max Sanders, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf any and all filings required to be made by him under the Securities Exchange Act of 1934 (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by him under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of Freshfields Bruckhaus Deringer US LLP or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of August 3, 2021.

MARK J. PENN

/s/ Mark Penn